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                                                                    Exhibit 20.1


                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2003-6


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Section 7.3 Indenture                                                            Distribution Date:                      2/17/2004
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
(i)   Amount of the distribution allocable to principal of the Notes
        Class A Principal Payment                                                           0.00
        Class B Principal Payment                                                           0.00
        Class C Principal Payment                                                           0.00
                   Total

      Amount of the distribution allocable to the principal on the Notes per
      $1,000 of the initial principal balance of the Notes
        Class A Principal Payment                                                           0.00
        Class B Principal Payment                                                           0.00
        Class C Principal Payment                                                           0.00
                   Total

(ii)  Amount of the distribution allocable to the interest on the Notes
        Class A Note Interest Requirement                                           1,863,400.00
        Class B Note Interest Requirement                                             186,083.33
        Class C Note Interest Requirement                                             313,500.00
                   Total                                                            2,362,983.33

      Amount of the distribution allocable to the interest on the Notes per
      $1,000 of the initial principal balance of the Notes
        Class A Note Interest Requirement                                                1.10917
        Class B Note Interest Requirement                                                1.32917
        Class C Note Interest Requirement                                                1.74167

(iii) Aggregate Outstanding Principal Balance of the Notes
        Class A Note Principal Balance                                             1,680,000,000
        Class B Note Principal Balance                                               140,000,000
        Class C Note Principal Balance                                               180,000,000

(iv)  Amount on deposit in Owner Trust Spread Account                              20,000,000.00

(v)   Required Owner Trust Spread Account Amount                                   20,000,000.00
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                                             By:
                                                       ------------------------

                                             Name:     Patricia M. Garvey
                                             Title:    Vice President